                                                                 EXHIBIT (a)(10)

                         WRITTEN INSTRUMENT AMENDING THE
                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                             OF PACIFIC SELECT FUND

       RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated October 28, 1999 and amended on April 28, 2000, August 14, 2000, August 25, 2000, December 27, 2000, October 8, 2001, October 10, 2001 and November 28, 2001 and April 30, 2002 ("Declaration of Trust"), hereby amend the Declaration of Trust to: (1) designate and establish two additional Series to be known as the "Short Duration Bond Portfolio" and the "Small-Cap Value Portfolio", such new Series to have the relative rights and preferences set forth in Subsections (a) through (f) of Section 6.2 of the Declaration of Trust;
(2) redesignate the name of the Large-Cap Core Portfolio as the Main Street Core Portfolio; and (3) redesignate the name of the Strategic Value Portfolio as the Comstock Portfolio.

       IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 10th day of February 2003.

/s/ Thomas C. Sutton                        /s/ Lucie H. Moore
____________________________                _________________________________
Thomas C. Sutton                            Lucie H. Moore
Trustee                                     Truste

/s/ Richard L. Nelson                       /s/ Alan Richards
____________________________                _________________________________
Richard L. Nelson                           Alan Richards
Trustee                                     Trustee

/s/ Lyman W. Porter
____________________________
Lyman W. Porter
Trustee

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                             PRESIDENT'S CERTIFICATE

       The undersigned, being the duly appointed, qualified and active President of Pacific Select Fund (the "Trust"), hereby certifies that Section 6.2 of the Trust's Amended and Restated Agreement and Declaration of Trust dated October 28, 1999 and amended on April 28, 2000, August 14, 2000, August 25, 2000,
December 27, 2000, October 8, 2001, October 10, 2001, November 28, 2001 and April 30, 2002 (the "Declaration of Trust") has been duly amended in accordance with the provisions of Section 11.4 of the Declaration of Trust.

Date: February 10, 2003              /s/ Glenn S. Schafer
                                    -----------------------------
                                    Glenn S. Schafer
                                    President